THIRD AMENDMENT TO INVESTMENT MANAGEMENT AGREEMENT

THIS AMENDMENT (“Amendment”) to the Sub-Advisory Agreement (“Agreement”) dated August 16, 2006, by and between Mercer Global Investments, Inc., a Delaware corporation (the “Advisor”), and AllianceBernstein L.P., a Delaware limited partnership (the “Sub-Adviser”), is made effective this 28th day of February, 2008.

RECITALS

WHEREAS, the Agreement provides that the parties may mutually agree to supplement or amend any provision of the Agreement; and

WHEREAS, the Sub-Adviser manages certain investments on behalf of the MGI Funds (the “Trust”) under the Agreement, as amended, with respect to the following Fund:

MGI Non-US Core Equity Fund, a series of the MGI Funds; and

WHEREAS, the Sub-Adviser and Advisor wish to amend the Agreement:

AGREEMENT

NOW THEREFORE, in consideration of the promises and mutual agreements set forth herein, the parties hereby agree to amend the Agreement, as follows:

1.	Exhibit A, the Fee Schedule of the Sub-Advisory Agreement, is hereby deleted in its entirety and replaced with Exhibit A to this Amendment: and

2.       All other terms and provisions of the Sub-Advisory Agreement shall remain in full force and effect, except as modified hereby.

Mercer Global Investments, Inc.	AllianceBernstein L.P. By: AllianceBernstein Corporation, Its General Partner
By: /s/ Ravi Venkataraman Name: Ravi Venkataraman Title: Vice President & Head of U.S.	By: /s/ Louis T. Mangan Name: Louis T. Mangan Title: Assistant Secretary

EXHIBIT A

SUB-ADVISORY AGREEMENT

BETWEEN

MERCER GLOBAL INVESTMENTS, INC.
AND
ALLIANCEBERNSTEIN L.P.

Effective Date:  ____________ , 2008

MGI NON-US CORE EQUITY FUND

FEE SCHEDULE

INTERNATIONAL LARGE CAP GROWTH

ASSETS                                                                       COMPENSATION

on the first $25 million                                                                                      0.72%
on the next $25 million                                                                                      0.54%
on the next $50 million                                                                                      0.45%
on assets over $100 million                                                                              0.36%

INTERNATIONAL VALUE

ASSETS                                                                       COMPENSATION

on the first $25 million                                                                                      0.72%
on the next $25 million                                                                                      0.54%
on the next $50 million                                                                                      0.45%
on assets over $100 million                                                                              0.36%

Global Fee Arrangement:  The parties hereto agree that the fee schedule set forth herein shall apply to all relationship assets relating to portfolios of Mercer Global Investments, Inc. and its affiliates (collectively, “MGI”) managed by the Sub-Advisor and each of its affiliates.  For the purpose of determining “relationship assets”, all MGI portfolios managed by the Sub-Adviser and its affiliates worldwide in an applicable investment strategy will be added together and applied against the relevant fee schedule set forth herein.  The fee schedule above shall apply so long as the MGI “relationship assets” are in at least two investment strategies offered by the Sub-Adviser and aggregated assets in at least one investment strategy are greater than $25 million.